EXHIBIT 10.11
PURCHASE AGREEMENT
     THIS PURCHASE AGREEMENT (the “Agreement”) is made effective this 24th day of October, 2007, by and between ESPRE SOLUTIONS, INC., a Nevada corporation, with its principal offices located at 5700 West Plano Parkway, Suite 2600, Plano, Texas 75093 (“Espré”), and VIDEO SOFTWARE PARTNERS, LLC, a Texas limited liability company, with its principal offices located at 118 Main Street, Webb, Iowa 51366 (“VSP”).
R E C I T A L S:
     WHEREAS, Espré and VSP entered into that one certain binding agreement, dated September 1, 2004, pursuant to which Espré agreed to acquire all of VSP’s rights in its Intellectual Property (as hereinafter defined) for the purchase price of $2,500,000.00 (the “2004 Agreement”);
     WHEREAS, Espré issued to VSP that one certain Non-Negotiable Promissory Note (the “Note”) and the Security Agreement (the “Security Agreement”), dated September 10, 2004, in the amount of $2,450,000.00, pursuant to which Espré agreed to pay VSP the principal amount of said note, and Espré granted to VSP a security interest in the Intellectual Property acquired by Espré from VSP so as to secure the payment of said indebtedness (collectively the “Original Note and Security Agreement”);
     WHEREAS, Espré issued to VSP that one certain Amended Non Negotiable Promissory Note, dated March 2, 2005, in the principal amount of $2,310,000.00, the Security Agreement and the Bill of Sale of even date herewith, pursuant to which Espré agreed to pay VSP the principal amount of said note and, Espré granted to VSP a security interest in certain collateral acquired by Espré from VSP so as to secure the payment of said indebtedness (collectively referred to as the “Amended Note and Security Agreement”);
     WHEREAS, Espré and VSP entered into that one certain Forbearance Agreement, dated January 24, 2006, pursuant to which VSP agreed to forbear from exercising any remedy available to VSP under the Original Note and Security Agreement in connection with Espré’s agreement to make certain payments to VSP during the period of March 1, 2006 through October 1, 2006 (collectively the “Forbearance Agreement”);
     WHEREAS, Espré and VSP entered into that one certain Amended Forbearance Agreement, dated August 28, 2006, pursuant to which VSP agreed to forbear from exercising any remedy available to VSP under the Original Note and Security Agreement in connection with Espré’s agreement to make certain payments to VSP during the period of September 1, 2006 through February 1, 2007 (collectively the “Amended Forbearance Agreement”);
     WHEREAS, Espré and VSP entered into that one certain Revised Payment Plan to Amended Forbearance Agreement, dated February 1, 2007, pursuant to which VSP agreed to extend the due date for Espré’s February 1, 2007 payment to March 15, 2007 (the “Payment Extension Agreement”);
     WHEREAS, to date, Espré has made cumulative payments to VSP of $894,500.00 and has issued to VSP a total of 6,288,000 shares of Espré Common Stock pursuant to its obligations under the Original Note and Security Agreement;
     WHEREAS, the parties hereto acknowledge that an outstanding balance is owed to VSP by Espré in the amount of $1,650,000.00 under the terms of the Original Note and Security Agreement; and which remaining balance due is confirmed in the Forbearance Agreement, the Amended Forbearance Agreement and the Payment Extension Agreement;
     WHEREAS, Espré desires payoff its obligations to VSP relating to the purchase of the Intellectual Property under the terms of the Original Note and Security Agreement, and VSP desires to be paid for the Intellectual Property purchased by Espré according to the terms set forth in this Agreement;
     WHEREAS, for purposes of entering into this Agreement and in consideration thereof, VSP desires to credit Espré for its cumulative payments of $894,000.00 and for its issuance of 6,288,000 shares of Espré Common Stock to VSP against the amount of the Original Note and Security Agreement;

     WHEREAS, for purposes of entering into this Agreement and in consideration thereof, the parties hereto desire to modify and amend the 2004 Agreement, the Original Note and Security Agreement, the Amended Note and Security Agreement, the Forbearance Agreement, the Amended Forbearance and the Payment Extension Agreement ( collectively referred to as the “Agreements”), and VSP desires to release Espré of any and all of its obligations under the Agreements, including the security interest granted to VSP under the Security Agreement;
     WHEREAS, Espré and VSP desire that this Agreement supersede all prior proposals, understandings, and all other agreements, oral or written, between the parties hereto, including, but not limited to, the Agreements;
     WHEREAS, the above Recitals are true and correct and constitute an integral part of this Agreement;
     NOW, THEREFORE, in consideration of the premises, recitals, obligations, mutual covenants, representations and warranties herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
TRANSFER OF THE INTELLECTUAL
PROPERTY AND PURCHASE PRICE
     1.01 Purchase Price. For purposes of the transaction relating to Espre’s purchase and VSP’s sale of it Intellectual Property, VSP has acknowledged and has agreed to credit Espré for the receipt of cumulative cash payments made to date of $894,000.00 and for its issuance to VSP of 6,288,000 shares of Espré Common Stock against the amount of $2,500,000.00, which sum represented the original purchase price for the Intellectual Property as set forth in the 2004 Agreement. On the terms and subject to the conditions herein expressed, and based upon the representations, warranties and agreements contained herein, at the Closing (as hereinafter defined), VSP agrees to sell, transfer and assign all of the rights, title and interest to the Intellectual Property and to release its security interest in said property and in exchange for Espré’s payment of the purchase price as described below in this Section 1.01 (the “Purchase Price”). The Purchase Price shall be paid at the Closing in the following described manner: (i) a payment in the form of Espré’s check payable to the order of VSP in the amount of One Hundred Thousand and NO/100 Dollars ($100,000.00) (the “Cash Payment”); (ii) the issuance to VSP of a stock certificate for 1,500,000 restricted shares of Espré Common Stock (the “Stock Certificate”); and (iii) a letter agreement, substantially in the form of Exhibit “A”, attached hereto and incorporated herein by reference, pursuant to which Espré agrees to grant VSP a royalty fee, the payment of which shall be made conditional upon the occurrence of certain triggering events set forth in said letter agreement (the “Letter Agreement”). The “Intellectual Property” is defined as all software products set forth on the Exhibit “B”, attached hereto and incorporated herein by reference, including, but not limited to, the source codes; patents (or applications related thereto); copyrights (or applications related thereto); trademarks (or applications related thereto); trade names; logos; proprietary designs and service marks (or applications related thereto); all rights to license agreements, royalty interests and other income and property associated with said software; and all claims or causes of action for infringement thereof.
     1.02 Modification of Prior Agreements. In consideration of entering into this Agreement, VSP hereby accepts the receipt of the cumulative cash payments paid by Espré to VSP and the issuance by Espré to VSP of shares of Espré Common Stock, and agrees to credit Espré for said cash payments and Espre Common Stock in connection with its purchase of VSP’s Intellectual Property, and, furthermore, Espré and VSP have mutually agreed to amend and modify the Agreements and VSP has agreed to enter into a release agreement pursuant to which VSP shall release Espré of its security interest in the Intellectual Property under the Security Agreement as well as any and all of its obligations under the Agreements.
ARTICLE II
THE CLOSING
     2.01 The Closing. The Closing under this Agreement shall occur at the offices of Espré, located at 5700 West Plano Parkway, Plano Texas, on such date or upon such terms as VSP and Espré may mutually agree (the “Closing”).
     2.02 Delivery of Assignment and Releases. At the Closing, VSP will deliver to Espré an Assignment of Intellectual Property and Release Agreement in substantially the forms of Exhibits “C” and “D”, attached hereto and incorporated herein by reference, in exchange for delivery by Espré to VSP of the Cash Payment, the Stock Certificate and the Letter Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF VSP
     VSP represents and warrants to Espré as follows:
     3.01 Security Interest. The Intellectual Property is secured by the Security Agreement in favor of VSP. Upon the release of the security interest held by VSP in the Intellectual Property under the terms of the Security Agreement, VSP will no longer hold any lien, claim or encumbrance of any kind in the Intellectual Property VSP represents and warrants that no other person or entity has any security interest in, or right or claim to, the Intellectual Property or any part thereof.
     3.02 Enforceability of Agreement. VSP has all requisite power, authority and capacity to enter into this Agreement and to perform its respective obligations hereunder. This Agreement constitutes a valid and legally binding obligation of VSP, enforceable in accordance with its terms. To VSP’s knowledge, neither the execution and delivery of this Agreement nor the performance hereof will constitute or result in the breach of any term, condition or provision of, or constitute a default under, any material agreement or other instrument to which the VSP is a party, or under any law, regulation, judgment or order binding upon the VSP, or result in the creation of any lien, charge or encumbrance against the Intellectual Property or Espré or any of Espre’s assets.
     3.03 Infringement. VSP hereby represents and warrants that as of the date of this Agreement (a) no claim or allegation has been made by any person that the Intellectual Property or any part thereof infringes upon any United States or foreign issued patent, trade secret or copyright of such person or entity; (b) VSP knows of no claim by any person or entity that the Intellectual Property or any part thereof infringes upon any person’s or entity’s patent, copyright, trademark, trade secret, or any other intellectual property of such person or entity of any applicable law or regulation; (c) there is no pending claim by VSP against any person or entity, for infringing or misappropriating the Intellectual Property; and (d) without limiting the foregoing, there is no pending claim by any person or entity, against any person or entity for infringing or misappropriating the Intellectual Property.

     3.04 Accuracy of Representations, Warranties and Covenants. No representation or warranty made by VSP in this Agreement, contains or will at Closing, contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make such representation or warranty not misleading, in light of the circumstances in which it was made.
ARTICLE IV
COVENANTS OF ESPRE AND VSP
     Espré and VSP covenant and agree that, between the date hereof and the Closing:
     4.01 Conditions Precedent. Espré and VSP shall take all reasonable steps which are within their power to cause to be fulfilled those conditions precedent to each other’s obligations to consummate the transaction contemplated hereby which is dependent upon the actions of of each of the parties hereto.
     4.02 Transfer of Interest. VSP will not, prior to Closing, transfer, pledge, assign or sell its security interest in the Intellectual Property or any interest therein.
ARTICLE V
TERMINATION
     5.01 Termination.
     (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:
(i)	By mutual written consent signed by Espré and VSP; or,

(ii)	By Espré or VSP, if any condition to either party’s obligations as set forth in this Agreement has not been met and has not been waived; or,
     (b) In the event of the termination of this Agreement pursuant to the provisions hereof, this Agreement shall immediately become void and have no effect, without any liability on the part of any party hereto, and all expenses related hereto shall be borne by the party incurring them.

ARTICLE VI
VSP’S INDEMNIFICATION
     6.01 Indemnification. VSP agrees to indemnify and hold Espré and its affiliates, subsidiaries, shareholders, directors, officers, employees and agents harmless from and against any and all claims, losses, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and court costs), incurred by Espré based upon, arising out of or in respect of (a) any breach by VSP of the terms and conditions of this Agreement or the schedules thereto; (b) any third-party claim asserting that the Intellectual Property granted by VSP to Espré hereunder is invalid or unenforceable; (c) any third-party claim arising as a result of any breach by VSP of its representations and/or warranties set forth herein; and/or (d) any third party claim asserting that VSP’s Intellectual Property infringes upon the patents, copyrights, trade secrets, trademark rights and/or any other intellectual property rights owned by any third party. Espré shall provide VSP prompt written notice of the assertion of any such claim.
ARTICLE VII
MISCELLANEOUS
     7.01 Expenses and Finder’s Fees. Each of the parties hereto shall bear their own expenses incurred in connection with this Agreement and with the performance of their obligations hereunder. Espré and VSP agree and represent to each other that no third party has brought the parties together or been instrumental in this transaction to such an extent as to be entitled to compensation therefore.
     7.02 Entire Agreement; Assignment. This Agreement together with the Assignment and Release(s) constitute the entire contract and understanding between the parties hereto and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement and the rights and obligations hereunder shall not be assignable. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their respective heirs, legal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Venue for any dispute arising under the terms of this Agreement shall be in Dallas County, Texas.
     7.04 Severability. Should any phrase, clause, sentence or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and such part of this Agreement will be deemed to have been stricken from the Agreement and the remainder will have the same force and effect as if such part or parts had never been included herein.
     7.05 Mutual Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
     7.06 Waivers. The waiver by either party hereto of any of its rights or breaches of the other party under this Agreement in a particular instance shall not be construed as a waiver of the same or different rights or breaches in subsequent instances. All remedies, rights, undertakings and obligations hereunder shall be cumulative, and none shall operate as a limitation of any other remedy, right, undertaking or obligation thereof.
     7.07 Further Assurances. Upon Espré’s request at any time and without further consideration, VSP agrees to execute and deliver such additional instruments of transfer and to take such other action as Espré reasonably may require to, more effectively transfer to and vest in Espré the full and complete ownership of the Intellectual Property as contemplated herein.
     7.08 Specific Performance. Upon failure of VSP to comply herewith, Espré may terminate this Agreement or Espré may enforce specific performance hereof. Upon failure of Espré to comply herewith, VSP may terminate this Agreement or VSP may enforce specific performance hereof. The rights to specific performance under this section shall be subject to any and all rights of the parties otherwise contained in this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ESPRE SOLUTIONS, INC.:
Date: , 2007	/s/ Peter Leighton
Peter Leighton, President

VIDEO SOFTWARE PARTNERS, LLC:
Date: , 2007	/s/ Greg Somers
Greg Somers, President

EXHIBIT “A”
LETTER AGREEMENT
[FOLLOWING THIS COVER PAGE.]

EXHIBIT “B”
to
PURCHASE AGREEMENT
The Intellectual Property referenced in the Purchase Agreement is defined to include the following described VSP software products and technologies:

CORE LIGHTING STRIKE ENCODER/DECODER	VERSION 1.11

VIDEO INTERACTIVE MULTI-POINT	VERSION 1.6

VIDEO MESSENGER PRO	VERSION 4.3

STREAMING VIDEO ENCODER/DECODER	VERSION 1.10

STILL IMAGE COMPRESSION	VERSION 1.10

POWER ZOOM	VERSION 1.10

FACIAL RECOGNITION	VERSION 1.2

LICENSING SERVER	VERSION 1.0

VM POST SERVER	VERSION 1.0

WEBSITE	VERSION 2.0

EXHIBIT “C”
to
ASSIGNMENT OF INTELLECTUAL PROPERTY
[FOLLOWING THIS COVER PAGE.]

EXHIBIT “D”
RELEASE AGREEMENT
[FOLLOWING THIS COVER PAGE.]

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